Exhibit 99.4

LLANO ENERGY LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

WITH

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT

To the Members

Llano Energy LLC

Opinion

We have audited the financial statements of Llano Energy LLC (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 3 to the financial statements, the Company has significant transactions with a related party. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Oklahoma City, Oklahoma

March 29, 2022

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LLANO ENERGY LLC

BALANCE SHEETS

December 31, 2021 and 2020

	2021	2020
Assets
Current assets:
Cash	$332,972	$100,549
Accounts receivable - oil and gas sales	174,853	178,001

Total current assets	507,825	278,550

Oil and gas properties and equipment, at cost, based on successful efforts accounting:
Proved properties	14,522,286	14,350,516
Unproved properties, less accumulated impairment of $1,300,000 in 2021, and $1,200,000 in 2020	875,405	1,589,244

Total oil and gas properties and equipment	15,397,691	15,939,760

Accumulated depreciation, depletion, and amortization and impairment	(12,713,192)	(9,411,287)

Oil and gas properties and equipment, net	2,684,499	6,528,473

Other properties and equipment, net of $2,046 and $1,227 of accumulated depreciation at December 31, 2021 and 2020, respectively	59,859	60,680

Total assets	$3,252,183	$6,867,703

Liabilities and Members’ Equity
Current liabilities:
Accounts payable:
Affiliate	$88,468	$34,826
Other	143,226	42,079
Current maturities of long-term debt	72	-

Total current liabilities	231,766	76,905

Long-term debt, less current maturities	149,928	150,000

Asset retirement obligations	415,063	286,509

Members’ equity	2,455,426	6,354,289

Total liabilities and members’ equity	$3,252,183	$6,867,703

See notes to financial statements.

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LLANO ENERGY LLC

STATEMENTS OF OPERATIONS

Years ended December 31, 2021 and 2020

	2021	2020
Revenues:
Oil and gas sales	$1,448,155	$1,247,281
Other	-	39,305
Total revenues	1,448,155	1,286,586
Costs and expenses:
Lease operating	809,975	672,825
Production taxes	124,265	105,234
Exploration costs:
Provision for impairment of unproved properties	100,000	700,000
Dry hole costs	613,839	1,209,880
Depreciation, depletion, and amortization	3,431,279	2,834,430
General and administrative:
Management fees charged by affiliate	210,000	307,500
Other	57,660	107,378
Total costs and expenses	5,347,018	5,937,247
Net loss	$(3,898,863)	$(4,650,661)

See notes to financial statements.

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LLANO ENERGY LLC

STATEMENTS OF MEMBERS’ EQUITY

Years ended December 31, 2021 and 2020

	2021	2020
Balance, beginning of year	$6,354,289	$10,896,283
Members’ contributions	-	108,667
Net loss	(3,898,863)	(4,650,661)
Balance, end of year	$2,455,426	$6,354,289

See notes to financial statements.

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LLANO ENERGY LLC

STATEMENTS OF CASH FLOWS

Years ended December 31, 2021 and 2020

	2021	2020
Cash Flows from Operating Activities
Net loss	$(3,898,863)	$(4,650,661)
Adjustments to reconcile net loss to net cash provided by operating activities:
Exploration costs	713,839	1,909,880
Depreciation, depletion, and amortization	3,431,279	2,834,430
Changes in assets and liabilities:
Accounts receivable - oil and gas sales	3,148	225,277
Other current assets	-	8,429
Accounts payable	92,601	(306,977)

Net cash provided by operating activities	342,004	20,378

Cash Flows from Investing Activities
Capital expenditures	(109,581)	(122,726)
Acquisition of oil and gas properties and equipment	-	(100,000)
Purchases of other properties and equipment	-	(32,731)

Net cash used in investing activities	(109,581)	(255,457)

Cash Flows from Financing Activities
Members’ cash contributions	-	108,667
Proceeds from Economic Injury Disaster Loan	-	150,000

Net cash provided by financing activities	-	258,667

Net change in cash	232,423	23,588

Cash, beginning of year	100,549	76,961

Cash, end of year	$332,972	$100,549

Noncash Investing and Financing Activities
Additions and disposals, net, to asset retirement obligations	$128,554	$31,220

Increase (decrease) in accounts payable for oil and gas properties and equipment additions	$62,188	$(38,301)

See notes to financial statements.

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LLANO ENERGY LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

Note 1 – Nature of Operations and Summary of Significant Accounting Policies

Organization

Llano Energy LLC (the Company) is a limited liability company (LLC) organized on March 31, 2017. As an LLC, members are not liable for the debts, obligations or liabilities of the Company. The Company will continue in existence until it is dissolved in accordance with the Limited Liability Company Agreement dated June 9, 2017, and amended on August 1, 2020 (the LLC Agreement). Net income and loss and distributions are allocated to members according to the LLC Agreement.

Description of the business

The Company is engaged in the acquisition, exploration, development and production of oil and gas. The Company’s operations are in the state of New Mexico. An affiliate serves as the operator for a portion of the Company’s properties (see Note 3). Remaining properties are operated by a third party.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include proved oil and gas reserves and related present value of future net revenues, carrying amounts of oil and gas properties, and asset retirement obligations.

Cash

The Company maintains cash in bank deposit accounts which at times exceeds federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash held in such banks.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. In determining the appropriate amount to recognize, the Company applies the following five-step model: (i) identify contracts with customers; (ii) identify performance obligations in the contracts; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations per the contracts; and (v) recognize revenue when (or as) the Company satisfies a performance obligation.

The Company’s revenues are primarily derived from payments received from the operators of properties based on the sale of oil and gas production. Taxes assessed by governmental authorities on oil and gas sales are presented separately from such revenues. Each barrel of oil or thousand cubic feet of gas delivered is considered a separate performance obligation. The Company recognizes revenue from its interests in the sale of oil and gas in the period that its performance obligations to provide oil and gas to customers are satisfied. Performance obligations are satisfied when the Company has no further obligations to perform related to the sale and the customer obtains control of product. The sales of oil and gas are made under contracts which the operators of the wells have negotiated with customers, which typically include variable consideration that is based on pricing tied to local indices and volumes delivered in the current month. The Company receives payment from the sale of oil and gas production from one to four months after delivery. At the end of each month, as performance obligations are satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued in accounts receivable in the balance sheets. Variances between the Company’s estimated revenue and actual payments are recorded in the month the payment is received; however, differences have been and are insignificant. Accordingly, the variable consideration is not constrained. A portion of oil and gas sales recorded in the statements of operations are the result of estimated volumes and pricing for oil and gas production not yet received for the period. For the years ended December 31, 2021 and 2020, that estimate represented $174,853 and $178,001, respectively, of oil and gas sales included in the statements of operations. Historically, the Company has had little, if any, uncollectible receivables; therefore, the Company did not recognize an allowance for doubtful accounts receivable at December 31, 2021 or 2020.

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The Company’s contracts with customers originate at or near the time of delivery and transfer of control of oil and gas to the purchasers. As such, the Company does not have significant unsatisfied performance obligations.

The Company’s oil is typically sold at delivery points under contracts that are common in the industry. The Company’s gas produced is delivered by the well operators to various purchasers at agreed upon delivery points under a limited number of contract types that are also common in the industry. However, under these contracts, gas may be sold to a single purchaser or may be sold to separate purchasers. Regardless of the contract type, the terms of these contracts compensate the well operators for the value of the oil and gas at specified prices, and then the well operators will remit payment to the Company for its share in the value of the oil and gas sold.

Revenues and the amount of cash available for distribution may vary significantly from period to period as a result of changes in volumes of production sold or changes in commodity prices. For the years ended December 31, the Company’s revenues consisted of the following:

	2021	2020
Oil	$1,414,039	$1,226,280
Gas	34,116	21,001
Total oil and gas sales	$1,448,155	$1,247,281

Oil and gas producing activities

The Company follows the successful efforts method of accounting for oil and gas producing activities. Intangible drilling and other costs of successful wells and development dry holes are capitalized and amortized. The costs of exploratory wells are initially capitalized, but charged to expense, if the well is determined to be nonproductive. Leasehold costs are capitalized when incurred.

Unproved properties are assessed for impairment on a property-by-property basis for individually significant properties and on an aggregate basis for individually insignificant properties. If the assessment indicates impairment, a loss is recognized by providing a valuation allowance at the level at which impairment was assessed. The impairment assessment is affected by economic factors such as the results of exploration activities, commodity price outlooks, remaining lease terms and potential shifts in business strategy employed by management. In the case of individually insignificant balances, the amount of the impairment loss recognized is determined by amortizing the portion of these properties’ costs, which the Company believes will not be transferred to proved properties over the remaining lives of the leases. Impairment loss is charged to exploration costs when recognized.

It is common business practice in the petroleum industry for drilling costs to be prepaid before spudding a well. The Company frequently fulfills these prepayment requirements with cash payments, but at times will utilize letters of credit to meet these obligations. At December 31, 2021 and 2020, the Company had no outstanding letters of credit.

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All costs related to production activities, including workover costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

The Company recognizes liabilities for retirement obligations associated with tangible long-lived assets, such as well sites when there are legal obligations associated with the retirement of such assets and the amounts can be reasonably estimated. The initial measurement of asset retirement obligations is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property and equipment on the balance sheets. When the assumptions used to estimate a recorded asset retirement obligation change, a revision is recorded to both the asset retirement obligation and the asset retirement cost. The asset retirement cost is depreciated using a systematic and rational method similar to that used for the associated property and equipment.

Depreciation, depletion, amortization and impairment

Depreciation, depletion and amortization of the costs of proved properties are computed using the unit-of-production method on a property-by-property basis using proved or proved developed reserves, as applicable, as estimated by the Company’s independent consulting petroleum engineer. The Company’s capitalized costs of drilling and equipping all development wells and those exploratory wells that have found proved reserves are amortized on a unit-of-production basis over the remaining life of associated proved developed reserves. Lease costs are amortized on a unit-of-production basis over the remaining life of associated total proved reserves.

The Company recognizes impairment losses for long-lived assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets’ carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. Fair values are based on discounted cash flow as estimated by the Company’s independent consulting petroleum engineer. The Company’s estimate of fair value of its proved properties at the balance sheet dates, is based on the best information available as of those dates, including estimates of forward prices and costs. The Company’s proved properties are reviewed for impairment on a property-by-property basis. Reductions in prices or a decline in reserve volumes would likely lead to impairment in future periods that may be material to the Company.

The process of estimating proved reserves is very complex, requiring significant judgment in the evaluation of all available geological, geophysical, engineering and economic data. The data may change substantially over time because of numerous factors, including the historical 12-month weighted average prices, additional development costs and activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates could occur from time-to-time. Such changes could trigger an impairment of the Company’s proved properties and have an impact on depreciation, depletion and amortization expense prospectively.

Environmental costs

As the Company is directly involved in the extraction and use of natural resources, it is subject to various federal, state and local provisions regarding environmental and ecological matters. Compliance with these laws may necessitate significant capital outlays; however, to date the Company’s cost of compliance has been insignificant. The Company does not believe the existence of current environmental laws, or interpretations thereof, will materially hinder or adversely affect the Company’s business operations; however, there can be no assurances of future effects on the Company of new laws or interpretations thereof. Since the Company does not operate any wells where it owns an interest, actual compliance with environmental laws is controlled by the operators, with the Company being responsible for its proportionate share of the costs involved. The Company carries liability insurance and pollution control coverage. However, all risks are not insured due to the availability and cost of insurance.

Environmental liabilities are recognized when it is probable that a loss has been incurred and the amount of that loss is reasonably estimable. Environmental liabilities, when accrued, are based upon estimates of expected future costs. At December 31, 2021 and 2020, there were no such costs accrued.

Income tax status

As an LLC, the Company’s federal taxable income or loss is allocated to members in accordance with their respective percentage ownerships. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company could be subject to income taxes in certain states which do not recognize LLCs as disregarded entities.

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Reclassifications

Certain reclassifications have been made to the 2020 financial statements to conform with the 2021 presentation. These reclassifications had no impact on the previously reported net loss.

Subsequent events

Management has evaluated subsequent events through March 29, 2022, the date the financial statements were available to be issued. See Note 5.

Note 2 – Members’ Equity

In 2020, the Company issued Series A Capital Interests to Capital Members in exchange for cash contributions of $108,667. There were no contributions in 2021. The Company expects to only issue Series A Capital Interests for future capital calls, and all Capital Members will have the right to participate. Capital Interest distributions are first allocated to Capital Members holding Series A Capital Interests and then to Capital Members holding Ordinary Capital Interests. The LLC Agreement provides that no Capital Member is required to make aggregate capital contributions to the Company in excess of its capital commitment. At December 31, 2021, the unfunded capital commitments of all Capital Members totaled $32,717,778.

Pursuant to an Incentive Pool Plan (the Plan), the Company is authorized to award up to 100,000 Management Incentive Interests (nonvoting). The Plan is intended to provide incentives to participants by providing them with Management Incentive Interests in the Company. Awards of Management Incentive Interests are subject to vesting, transferability, and forfeiture provisions specified in the Plan. Management Incentive Members are allocated a share in distributions, if any, in varying ratios based upon the amount of cumulative distributions paid to Capital Members. On June 9, 2017, the Company awarded 80,000 Management Incentive Interests which vest 20% on each of the first four anniversaries of the date of the award, subject to possible accelerated vesting upon specified events occurring as provided in the Plan. Effective August 30, 2019, 28,000 Management Incentive Interests were forfeited to the Company. Awards under the Plan are accounted for as a profit-sharing arrangement and future distributions to Management Incentive Members are accrued and accounted for as compensation expense when the appropriate profit thresholds have been reached.

Note 3 – Related Party Transactions

An affiliate of a member of the Company (the Affiliate) serves as contract operator under certain joint operating agreements. The Company’s oil and gas sales, net of production taxes, and related accounts receivable, for the properties operated by the Affiliate, are collected from the Affiliate. The Company’s lease operating expenses and related accounts payable are paid to the Affiliate. The Company does not have any employees. The personnel supporting the management, administration and operation of the business of the Company are employees of the Affiliate. The Company has a services agreement with the Affiliate, which specifies that the Affiliate will provide specified services to the Company for a monthly management fee. The Company incurred $210,000 and $307,500 of management fees during the years ended December 31, 2021 and 2020, respectively.

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Note 4 – Long-Term Debt

Long-term debt consists of the following as of December 31:

	2021	2020
Note payable to the U.S. Small Business Administration, payable in monthly principal and interest payments of $731 beginning May 2021 through May 2050 bearing interest at a fixed rate of 3.75%, and secured by the Company’s assets.	$150,000	$150,000
Less current maturities	(72)	-
	$149,928	$150,000

Scheduled maturities by year are as follows as of December 31, 2021:

Year Ending	Amount
2022	$72
2023	3,205
2024	3,311
2025	3,453
2026	3,585
Thereafter	136,374
$150,000

Note 5 – Subsequent Events

In January 2022, the Company sold a portion of its proved oil and gas properties and equipment to a publicly traded company in exchange for total consideration of approximately $2.5 million, which included stock in the purchaser’s company and settlement of the Company’s long-term debt.

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Note 6 – Supplemental Oil and Gas Information (Unaudited)

Oil and gas reserve information

Proved oil and gas reserves are those quantities of oil and gas which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. Estimated proved developed oil and gas reserves can be expected to be recovered through existing wells with existing equipment and operating methods. The Company reports all estimated proved reserves held under production-sharing arrangements utilizing the “economic interest” method.

Proved oil and gas reserves have been estimated by independent, third-party petroleum engineers, Cawley, Gillespie & Associates, Inc. These reserve estimates have been prepared in compliance with the Securities and Exchange Commission rules and accounting standards based on the unweighted average prices per barrel of oil and per Mcf of gas at the first day of each month in the 12-month period prior to the end of the reporting period.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The reserve data in the following tables only represents estimates and should not be construed as being exact.

The following reserves schedule sets forth the changes in estimated quantities of proved oil and gas reserves:

	2021		2020
	Oil	Gas	Oil	Gas
	(bbls)	(mcf)	(bbls)	(mcf)
Total proved reserves:
Reserve quantities, beginning of year	243,808	68,033	444,199	93,980
Revisions of previous estimates	(63,457)	(6)	(169,613)	(18,189)
Discoveries and extensions	-	-	-	-
Purchases of minerals in place	-	-	-	-
Sale of minerals in place	-	-	-	-
Production	(21,161)	(5,567)	(30,778)	(7,758)
Reserve quantities, end of year	159,190	62,460	243,808	68,033
Proved developed reserves	159,190	62,460	155,919	68,033
Proved undeveloped reserves	-	-	87,889	-

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Costs incurred in oil and gas property acquisitions and development activities

Costs incurred by the Company in oil and gas acquisitions and development are presented below:

	2021	2020
	(in thousands)
Proved property acquisition	$-	$100
Unproved property acquisition	-	-
Development	172	123
Exploration	-	-
Total	$172	$223

Capitalized costs

The following table sets forth the capitalized costs and associated accumulated depreciation, depletion, and amortization and impairment relating to the Company’s oil and gas acquisition, exploration, and development activities:

	2021	2020
	(in thousands)
Oil and gas properties and equipment:
Proved properties	$14,522	$14,351
Unproved properties	876	1,589
Total oil and gas properties and equipment	15,398	15,940
Less accumulated depreciation, depletion and amortization and impairment	(12,713)	(9,411)
Net capitalized costs	$2,685	$6,529

Future net cash flows

Future cash inflows as of December 31, 2021 and 2020, were calculated using unweighted arithmetic average prices per barrel of oil and per Mcf of gas at the first day of each month in the 12-month period prior to the end of the reporting period, except where prices are defined by contractual arrangements. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation.

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The following table sets forth unaudited information concerning future net cash flows for proved oil and gas reserves. The standardized measure presented does not include the effects of income taxes as the Company is taxed as a partnership and not subject to federal income taxes. This information does not purport to present the fair market value of the Company’s oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

	2021	2020
	(in thousands)
Future cash inflows	$10,614	$9,118
Future cash outflows:
Production costs	(4,844)	(4,364)
Development costs	(68)	(1,332)
Future net cash flows	5,702	3,422
10% annual discount factor	(2,494)	(1,558)
Standardized measure of discounted future net cash flows	$3,208	$1,864

The following table sets forth the principal sources of change in the discounted future net cash flows:

	2021	2020
	(in thousands)
Standardized measure, beginning of year	$1,864	$5,953
Sales of oil and gas, net of production costs	(514)	(469)
Net changes in prices and production costs	1,503	(3,491)
Changes in estimated future development costs	1,189	1,387
Extensions and discoveries	-	-
Purchases of minerals in place	-	-
Sales of minerals in place	-	-
Revisions in previous quantity estimates	(1,214)	(2,235)
Previously estimated development costs incurred	172	123
Accretion of discount	224	596
Changes in timing and other	(16)	-
Standardized measure, end of year	$3,208	$1,864

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